Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BETWEEN

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

AND

POPE INVESTMENTS, LLC

AND

THE OTHER INVESTORS NAMED HEREIN

DATED

November 6, 2007

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 6th day of November, 2007, between Genesis Pharmaceuticals Enterprises, Inc., a Florida corporation (the “Company”), and Pope Investments, LLC, a Delaware limited liability company (“Pope”), and any other investors named on the signature page of this Agreement (together with Pope, the “Investors” and each an “Investor”).

RECITALS:

WHEREAS, the Investors wish to purchase from the Company, upon the terms and subject to the conditions of this Agreement, for the Purchase Price, as hereinafter defined, (a) the Company’s 6% convertible subordinated debentures due November 30, 2010 in the principal amount of $5,000,000, and (b) common stock purchase warrants (the “Warrants”) to purchase 10,000,000 shares of Common Stock at $.32 per share; and

WHEREAS, each Investor is purchasing a Debenture and Warrants in the amounts set forth in Schedule A of this Agreement; and

   WHEREAS, the parties intend to memorialize the terms on which the Company will sell to the Investors and the Investors will purchase the Securities;

    NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article 1

DEFINITIONS

1.1     Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.1.1     “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.1.2     “Articles” means the articles of incorporation of the Company, as the same may be amended from time to time.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

1.1.3     “Authorized Stock Proviso” has the meaning set forth in Section 4.4.3 of this Agreement.

1.1.4     “Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

1.1.5     “Closing” means the consummation of the transactions contemplated by this Agreement, all of which transactions shall be consummated contemporaneously with the Closing.

1.1.6     “Closing Date” means the date on which the Closing occurs.

1.1.7     “Closing Escrow Agreement” shall mean the agreement between the Company, the Investors and the Escrow Agent pursuant to which securities are deposited into escrow to be held as provided in Section 6 of this Agreement. The Closing Escrow Agreement shall be in substantially the form of Exhibit A to this Agreement.

1.1.8     “Common Stock” means the Company’s common stock, which is presently designated as the common stock, par value $.001 per share.

1.1.9     “Company’s Governing Documents” means the Articles and Bylaws.

1.1.10     “Convertible Securities” means all equity and debt securities and all options, warrants, rights or other agreements or instruments upon the conversion or exercise of which shares of Common Stock may be issuable.

1.1.11     “Debentures” means the Company’s 6% Convertible Debentures due November 30, 2010, which shall be in substantially the form of Exhibit B to this Agreement.

1.1.12     “Escrow Agent” means Sichenzia Ross Friedman Ference LLP.

1.1.13     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

1.1.14     “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company pursuant to any stock or option plan that was or may be adopted by a majority of independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose, and approved by a majority of the Company’s stockholders; provided that (i) no options are granted at a price which is less than the fair market value on the date of grant and (ii) no more than such number of shares of Common Stock as represents 5% of the then outstanding shares of Common Stock shall be included in the definition of Exempt Issuances; (b) securities upon the exercise of or conversion of any securities issued hereunder and pursuant to the Registration Rights Agreement, the Warrants and the Certificate of Designation and any other options, warrants or convertible securities which are outstanding on the date hereof, and (c) securities issued pursuant to acquisitions, licensing agreements, or other strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business which the Company’s board of directors believes is beneficial to the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

1.1.15     “Florida Law” shall mean the Florida Business Corporation Act.

1.1.16     “GAAP” means United States generally accepted accounting principles consistently applied.

1.1.17     “Independent Director” means a director who meets the requirements of an independent director under the rule of the Nasdaq Stock Market; provided, however, that if the Company’s Common Stock is listed on the New York or American Stock Exchange, the rules of such exchange shall apply.

1.1.18     “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company or any of its Subsidiaries that is material and adverse to the Company and its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or any Subsidiary to perform any of its material obligations under this Agreement, the Registration Rights Agreement or the Warrants or to perform its obligations under any other material agreement.

1.1.19     “Net Income” means the Company’s consolidated net income determined in accordance with GAAP, except that, (i) Net Income shall be determined before deducting (x) any expense arising from the issuance of the Debentures or the Warrants or the issuance of securities pursuant to this Agreement or the Registration Rights Agreement or any other Transaction Document or upon conversion of the Debentures or exercise of the Warrants or (y) similar expenses incurred in connection with any other financing permitted by this Agreement shall be excluded; (ii) any net gains from the sale of securities or resulting from the marking to market of securities owned by the Company shall be excluded, and (iii) any net loss from such sale or marking to market of such securities shall be included.

1.1.20     “Net Income Per Share” shall mean the Company’s Net Income Per Share on a diluted basis, calculated to the nearest tenth of a cent. For purposes of making this computation the number of shares used in the computation of diluted income per share pursuant to GAAP shall be used, except (a) shares of Common Stock which are held in escrow pursuant to Section 6.10 of this Agreement shall not be treated as outstanding and (b) shares of Common Stock which are issuable pursuant to any liquidated damages provisions of this Agreement or any of the Transaction Documents, shall not be deemed outstanding until an event occurs pursuant to which such shares are required to be issued and then only to the extent that shares are required to be issued.

1.1.21     “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.1.22     “Proposed Financing” shall have the meaning set forth in Section 6.8 of this Agreement.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

1.1.23     “Purchase Price” means the $5,000,000 to be paid by the Investors to the Company for the Securities.

1.1.24     “Registration Rights Agreement” means the registration rights agreement between the Investor and the Company in substantially the form of Exhibit C to this Agreement.

1.1.25     “Registration Statement” means the registration statement under the Securities Act to be filed with the SEC for the registration of the Shares pursuant to the Registration Rights Agreement.

1.1.26     “Related Companies” means Karmoya International Ltd., a British Virgin Island corporation (“Karmoya”), Union Well International Limited, a Cayman Islands company and wholly-owned subsidiary of Karmoya (“Union Well”), Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., a wholly-owned subsidiary of Union Well which is a wholly foreign owned enterprise organized under the laws of the PRC (“GJBT”), and Laiyang Jiangbo Pharmaceutical Co., Ltd. (“LJ”), a limited liability company organized under the laws of the PRC, each of Karmoya, Union Well, GJBT and LJ being referred to as a “Related Company.”

1.1.27     “Restricted Stockholders” shall have the meaning set forth in Section 6.11 of this Agreement.

1.1.28     Restriction Termination Date” shall mean the date on which the Investors shall have converted Debentures and exercised Warrants (other than Warrants that shall have expired unexercised) and sold 80% of the Total Shares.

1.1.29     “Rule 144” means Rule 144 of the SEC pursuant to the Securities Act, as the same may be amended from time to time.

1.1.30     “Securities” means the Debentures and the Warrants.

1.1.31     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

1.1.32     “SEC” means the Securities and Exchange Commission.

1.1.33     “SEC Documents” means, at any given time, the Company’s latest Form 10-K or Form 10-KSB and all Forms 10-Q or 10-QSB and 8-K and all proxy statements or information statements filed between the date the most recent Form 10-K or Form 10-KSB was filed and the date as to which a determination is being made.

1.1.34     “Shares” means, collectively, the shares of Common Stock issued or issuable (i) upon conversion of the Debentures and (ii) upon exercise of the Warrants.

1.1.35     “Subsequent Financing” means any offer and sale of equity securities, including convertible securities, but excluding any financing which is incidental to a debt financing with a bank or other institutional lender.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

1.1.36     “Subsidiary” means an entity in which the Company and/or one or more other Subsidiaries directly or indirectly own either 50% of the voting rights or 50% of the equity interests.

1.1.37     “Total Shares” means the number of shares of Common Stock as are issuable upon conversion of the Debentures and exercise of the Warrants, such number to be determined as if the Debentures are never converted into shares of Common Stock and the Warrants are never exercised. Based on the initial conversion price of the Debentures of $0.25, the Total Shares shall be 30,000,000 shares of Common Stock. The number of Total Shares shall be adjusted to reflect any change in the conversion price of the Debentures or the number of shares issuable upon exercise of the Warrants. The “Total Conversion Shares” are the total number of Shares which are issuable upon conversion of the Debentures that were issued on the Closing Date.

1.1.38     “Transaction Documents” means this Agreement, all Schedules and Exhibits attached hereto, the Debentures, the Warrants, the Registration Rights Agreement, the Closing Escrow Agreement and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby.

1.1.39     “Unsold Shares” means share of Common Stock which either, as of the day on which a determination is being made, (a) were initially issued upon conversion of the Debentures and were not sold by the Investor or (b) were issuable upon conversion of outstanding Debentures which were issued at the Closing.

1.1.40     “Warrants” means the common stock purchase warrants in substantially the forms of Exhibit D to this Agreement.

1.2     References. All references in this Agreement to “herein” or words of like effect, when referring to preamble, recitals, article and section numbers, schedules and exhibits shall refer to this Agreement unless otherwise stated.

Article 2

SALE AND PURCHASE OF NOTES; PURCHASE PRICE

Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investors, and each Investor severally agrees to purchase from the Company, on the Closing Date, the principal amount of Debentures and the Warrants set forth after the Investor’s name on Schedule A to this Agreement for that portion of the Purchase Price as is set forth on said Schedule A. At or prior to the Closing, each Investor shall wire the Investor’s portion of the Purchase Price to the Escrow Agent, who shall release the Purchase Price to the Company upon receipt of instructions from the Investor and the Company as provided in the Escrow Agreement. The Company shall cause the Debentures and Warrants to be issued to the Investors upon the release of the Purchase Price to the Company by the Escrow Agent.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

Article 3

CLOSING DATE AND DELIVERIES AT CLOSING

3.1     Closing Date. The Closing of the transactions contemplated by this Agreement, unless expressly determined herein, shall be held at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006, at 2:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2     Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Investors and the Escrow Agent, the following, unless waived by the Investors:

(a) An executed Agreement with all exhibits and schedules attached hereto;

(b) Debentures and Warrants in the names of the Investors for the number of amounts set forth in Schedule A to this Agreement;

(c) The executed Registration Rights Agreement;

(d) The executed Closing Escrow Agreement;

(e) Certifications in form and substance acceptable to the Company and the Investors from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby;

(f) Management letter from the Company’s registered independent accounting firm or confirmation from such firm that no such letter were issued in connection with the Company’s most recent audit;

(g) Evidence of approval of the Transaction Documents and the transactions contemplated hereby and thereby by the Company’s Board of Directors;

(h) Agreements from the Restricted Stockholders pursuant to Section 6.11 of this Agreement;

(i) Good standing certificate from the Secretary of State of the State of Florida;

(j) Copy of the Company’s Articles, as currently in effect, certified by the Secretary of State of the State of Florida.

(k) An opinion from the Company’s counsel, concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investors;

(l) An opinion from the Company’s PRC counsel that (i) each of the Related Companies is an independent legal person and none of them is exposed to liabilities incurred by the other party; (ii) the agreements between BJBT and LJ (the “PRC Agreements”) constitute valid and binding obligations of the parties to such agreements, (iii) each of the PRC Agreements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC; (iv) all corporate and other actions necessary for the execution and delivery of the Transaction Documents by (the entities agreeing to the put or guarantee) has been taken and such Transaction Documents constitute valid and binding obligations of the parties to such agreements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

(m) The executed disbursement instructions pursuant to the Escrow Agreement; and

(n) Such other documents or certificates as shall be reasonably requested by Investors or their counsel.

3.3     Deliveries by Investors. In addition to and without limiting any other provision of this Agreement, the Investors agree to deliver, or cause to be delivered, to the Escrow Agent under the Escrow Agreement, the following:

(a) A deposit from each Investor as to the Investor’s portion of the Purchase Price;

(b) The executed Agreement with all Exhibits and Schedules attached hereto;

(c) The executed Registration Rights Agreement;

(d) The executed Closing Escrow Agreement;

(e) The executed disbursement instructions pursuant to the Escrow Agreement; and

(f) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

3.4     Delivery of Original Documents. In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.5     Further Assurances. The Company and each Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investors, and each Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

Article 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as of the date hereof and as of Closing Date (which warranties and representations shall survive the Closing regardless of any examinations, inspections, audits and other investigations the Investors have heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

4.1     Organization and Qualification. The Company, its Subsidiaries and the Related Companies are each duly organized, validly existing and in good standing under the laws of the their applicable jurisdictions, and each has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its Subsidiaries and Related Companies taken as a whole.

4.2     Company’s Governing Documents. The complete and correct copies of the Company’s Governing Documents have been provided to the Investors, and the Governing Documents in such form are and shall be in full force and effect on the Closing Date.

4.3     Capitalization.

4.3.1     The authorized and outstanding capital stock of the Company as of the date of this Agreement and as adjusted to reflect the issuance and sale of the Securities pursuant to this Agreement is set forth in Schedule 4.3.l to this Agreement. Schedule 4.3.1 lists all shares and potentially dilutive events, including shares issuable pursuant to employment, consulting and other services agreements, acquisition agreements, options and equity-based incentive plans, Convertible Securities, financing or business relationships as well as each agreement, plan, arrangement or understanding pursuant to which any shares of any class of capital stock may be issued, a copy of each of which has been provided to the Investors.

4.3.2     All of the issued and outstanding shares of capital stock and the shares of Common Stock issuable upon exercise or conversion of the Convertible Securities listed in Schedule 4.3.1 have been duly authorized and are or, when issued, will be validly issued, fully paid and non-assessable and free of preemptive rights.

4.3.3     Except pursuant to this Agreement and as set forth in Schedule 4.3.1, there are not now outstanding any Convertible Securities or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or Convertible Securities.

4.3.4     All of the Series B Convertible Preferred Stock has been converted into Common Stock, and the shares formerly designated as Series B Convertible Preferred Stock have become shares of Preferred Stock without designation as to series until so designated in the future by the Company’s board of directors.

4.4     Authority.

4.4.1     The Company and each Related Company joining this Agreement each has all requisite corporate power and authority to execute and deliver this Agreement, the Debentures and the Warrants, the shares of Common Stock issuable upon conversion of the Debentures or upon exercise of the Warrants, the Registration Rights Agreement, the Closing Escrow Agreement and any other Transaction Documents to which the Company or such Related Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the execution of the Securities issuable pursuant to this Agreement and upon conversion of the Debentures and exercise of the Warrant, the Registration Rights Agreement, the Closing Escrow Agreement and any other Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and each Related Company which is a party hereto, and constitutes the legal, valid and binding obligation of the Company and the Related Company which is a party hereto or to the Debenture, enforceable against the Company and the Related Company, as the case may be, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any the granting of equitable relief is in the discretion of the court.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

4.4.2     The Debentures and the Warrants will, when issued pursuant to this Agreement, be the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any the granting of equitable relief is in the discretion of the court. The Common Stock issuable upon conversion of the Debentures and exercise of the Warrants will, when so issued, be duly and validly authorized and issued, fully paid and non-assessable. All such Securities, when so issued, will be free and clear of all liens, charges, claims, options, pledges, restrictions, preemptive rights, rights of first refusal and encumbrances whatsoever (other than those incurred by the Investor).

4.4.3     Notwithstanding any contrary representations and warranties, no representation is made with respect to the ability of any Investor to convert the Debentures or exercise any Warrant if and to the extent that the conversion price of the Debentures or the number of Shares issuable upon exercise of the Warrants would result in the issuance of a number of shares of Common Stock which is greater than the amount by which the authorized Common Stock exceeds the sum of the outstanding Common Stock and the shares of Common Stock reserved for issuance pursuant to outstanding agreements and outstanding Convertible Securities (the foregoing proviso being referred to as the “Authorized Stock Proviso”).

4.4.4     Each of the Related Companies is legally established and validly existing as an independent legal entities; each of the Related Companies is an independent legal person and none of them is exposed to liabilities incurred by the other party; the PRC Agreements constitute valid and binding obligations of the parties to such agreements, and each of the PRC Agreements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC.

4.5     No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by the Company or any Related Company whish is a party hereto, nor the issuance of the Securities as contemplated by this Agreement, nor any other Transaction Documents, nor the performance by the Company or any Related Company of its obligations hereunder and thereunder will: (i) conflict with or violate the Company’s or any Subsidiary’s or any Related Company’s Governing Instruments; (ii) conflict with, breach or violate any federal, state, foreign (including the Peoples’ Republic of China) or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to the Company or any Subsidiary or any Related Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Subsidiary or any Related Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary or any Related Company is a party or by which the Company or any Subsidiary or Related Company or any of their respective properties or assets is bound, other than such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens that would not, in the aggregate, have a Material Adverse Effect except to the extent that stockholder approval may be required as a result of the Authorized Stock Proviso, in which event, the Company will seek stockholder approval to an increase in the authorized Common Stock sufficient to enable the Company to be in compliance with this Section 4.5.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

4.6     Reports and Financial Statements.

4.6.1 The consolidated financial statements of the Related Companies, for the years ended June 30, 2007 and 2006, including consolidated balance sheets, statements of operations, stockholders’ equity and cash flows, together with the notes thereon, certified by Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”), the Company’s independent registered accounting firm have been delivered to the Investors. Each of the consolidated balance sheets fairly presents the financial position of the Related Companies, as of its date, and each of the consolidated statements of income, stockholders’ equity and cash flows (including any related notes and schedules thereto) fairly presents the results of operations, cash flows and changes in stockholders’ equity, as the case may be, of the Related Companies for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved. The Moore Stephens is independent as to the each of the Related Companies in accordance with the rules and regulations of the SEC. The books and records of the Related Companies have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transaction. None of the Related Companies has received any advice from the Moore Stephens to the effect that there is any significant deficiency or material weakness in its controls or recommending any corrective action on the part of any of the Related Companies. No Related Company has any contingent liability which is not reflected in the financial statements.

4.6.2     The Company’s Form 10-KSB for the year ended September 30, 2006, contains the audited financial statements of the Company, certified by Sherb & Co., LLP, (“Sherb”), the Company’s independent registered accounting firm, and the Company’s Form 10-QSB for the quarter ended June 30, 2007 contains the unaudited financial statements of the Company, prior to its acquisition of Karmoya, which have been reviewed by Sherb. The balance sheets fairly present the financial position of the Company, as of their respective dates, and each of the consolidated statements of income, stockholders’ equity and cash flows (including any related notes and schedules thereto) fairly presents the results of operations, cash flows and changes in stockholders’ equity, as the case may be, of the Company for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved. Sherb is independent as to the Company in accordance with the rules and regulations of the SEC. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transaction. The Company has not received any letters of comments from the SEC relating to any filing made by the Company with the SEC which has not been addressed by an amended filing, and each amended filing fully responds to the questions raised by the staff of the SEC. The Company maintains disclosure controls and procedures that are effective to ensure that information required to be disclosed by the Company in its annual and quarterly reports filed with the SEC is accumulated and communicated to the Company’s management, including its principal executive and financial officers as appropriate, to allow timely decisions regarding required disclosure. There were no significant changes in the Company’s internal controls or other factors that could significantly affect such controls subsequent to September 30, 2006. The Company has not received any advice from Sherb to the effect that there is any significant deficiency or material weakness in the Company’s controls or recommending any corrective action on the part of the Company or any Subsidiary. The Company does not have any contingent liabilities.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

4.6.3     From June 30, 2007 to the Closing Date, there shall be no significant changes in the Company’s consolidated balance sheet or any significant payments by the Company which are not reflected on the Company’s June 30, 2007 balance sheet filed with the Company’s Form 8-K on October 2, 2007.

4.7     Compliance with Applicable Laws. Neither the Company nor any Related Company is in violation of, or, to the knowledge of the Company is under investigation with respect to or has been given notice or has been charged with the violation of, any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8     Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9     SEC Documents. The Investors acknowledge that the Company is a publicly held company and has made available to the Investors upon request true and complete copies of any requested SEC Documents. The Company’s Common Stock is registered pursuant to Section 12(d) of the Exchange Act. The Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to any Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requ    irements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10     Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, any Subsidiary or any Related Company, the prosecution or outcome of which may have a Material Adverse Effect.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

4.11     Exemption from Registration. Subject to the accuracy of the Investors’ representations in Article V of this Agreement, except as required pursuant to the Registration Rights Agreement, the sale of the Debentures and Warrants by the Company to the Investors will not require registration under the Securities Act. When issued upon conversion of the Debentures or upon exercise of the Warrants in accordance with their terms, the Shares will be duly and validly authorized and issued, fully paid, and non-assessable. The Company is issuing the Debentures and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the Securities Act, and/or Section 4(2) of the Securities Act; provided, that filings may be required pursuant to state securities or “blue sky” laws. The Company is not an investment company within the meaning of the Investment Companies Act of 1940.

4.12     No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the Securities Act) or general advertising with respect to the sale of the Securities, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Debentures, Common Stock or Warrants, under the Securities Act, except as required herein.

4.13     No Material Adverse Effect. Since June 30, 2007, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company or any Related Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with any Related Company from historical levels. Since June 30, 2007, no event or circumstance has occurred or exists with respect to any Related Company or their respective businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14     Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.15     Internal Controls And Procedures. The Company and each Related Company maintain books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any Related Company is a party or by which their respective its properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s pr any Related Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s and each Related Company’s consolidated assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any Related Company is a party or by which any of their respective properties are bound are recorded as necessary to permit preparation of their financial statements in accordance with GAAP.

4.16     Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

Article 5

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor severally and not jointly represents and warrants to the Company that:

5.1     Organization of the Investors. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Securities. Any Investor that is a limited partnership, limited liability company, corporation, trust or other entity is duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its organization.

5.2     Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement, the Registration Rights Agreement and the Closing Escrow Agreement have been duly executed and delivered by such Investor and at the Closing shall constitute valid and binding obligations of such Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

5.3     No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4     Financial Risks. Such Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by such Investor from the Company and that it has been given full access to such records of the Company and its Subsidiaries and to the officers of the Company and its Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. Such Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

5.5     Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Investor. Such Investor understands that any obligations under agreements or arrangements with brokers disclosed in Schedule 4.8 are obligations of the Company.

5.7     Knowledge of Company. Such Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by such Investor from the Company. Such Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8     Risk Factors. Each Investor understands that such Investor’s investment in the securities being purchased by such Investor from the Company involves a high degree of risk. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. Such Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9     Full Disclosure. No representation or warranty made by such Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

Article 6

COVENANTS OF THE COMPANY

6.1     Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement, and the Company shall comply in all material respects with the terms thereof. Except as set forth on Schedule 6.1 to this Agreement, (a) the Company does not have any agreement or obligation which would enable any Person to include securities in any registration statement required to be filed on behalf of the Investors pursuant to the Registration Rights Agreement and will not take any action which will give any Person any right to include securities in any such registration statement, (b) no Person has any demand or piggyback registration right with respect to any securities of the Company, and (c) the Company will not file any registration statement covering any shares of Common Stock issuable to any officers, directors, Affiliates of or consultants to the Company until the earlier of (a) one year from the effective date of the first registration statement filed pursuant to the Registration Rights Agreement or (b) the Restriction Termination Date; provided, however, that the Company may file a registration statement on Form S-8 for shares issued or issuable pursuant to employee stock option or long-term incentive plans for employees who are not officers, directors or Affiliates of the Company.

6.2     Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, such number of shares of Common Stock as may be issuable from time to time upon conversion of the Debentures and exercise of the Warrants.

6.3     Compliance with Laws. The Company hereby agrees to comply in all respects with the Company’s reporting, filing and other obligations under the Laws.

6.4     Exchange Act Registration. The Company will continue its obligation to report to the SEC under Section 15(d) of the Exchange Act and will, within ninety (90) days after the Closing, register the Common Stock under Section 12 of the Exchange Act and will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares.

6.5     Corporate Existence; No Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the Transaction Documents.

6.6     Listing, Securities Exchange Act of 1934 and Rule 144 Requirements. The Company shall not take any action which would cause its Common Stock not to be traded on the OTC Bulletin Board, except that the Company may list the Common Stock on the Nasdaq Stock Market or the American or New York Stock Exchange if it meets the applicable listing requirements. The Company shall continue to maintain its status as a company registered under the Exchange Act. If, for any time after the Closing, the Company is no longer in compliance with this Section 6.6, then the Company shall pay to the Investors as liquidated damages and not as a penalty, an amount equal to 10% per annum, based on the lesser of (a) the Purchase Price or (b) that percentage of the Purchase Price which the Unsold Shares bears to the number of shares of Total Conversion Shares. The liquidated damages shall be payable in cash or in Debentures, as the Company shall determine. Such damages shall be payable quarterly on the tenth (10th) day of the following calendar quarter, and shall cease at the time the Company begins complying with the provisions of this Section 6.6.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

6.7     Use of Proceeds. The Company will use the net proceeds from the sale of the Securities, after payment of legal fees and other closing costs, for working capital.

6.8     Right of First Refusal.

6.8.1     From the Closing Date until one year after the effective date of the first registration statement filed pursuant to the Registration Rights Agreement (the “RFR Period”), in the event that the Company seeks to raise additional funds through a Subsequent Financing, regardless of whether the financing is initiated by the Company or an investor (a “Proposed Financing”), other than Exempt Issuances, the Investors shall have the right to participate in any subsequent funding by the Company as follows:

6.8.2     With respect the first Proposed Financing during the RFR Period, the Investors, as a group, shall have the right to participate in the Proposed Financing on the same terms as other investors in the Proposed Financing, to the extent of up to 50% of the total securities issued in the Proposed Financing. The Investors shall give the Company notice, within five business days of receipt of the proposed terms of the Proposed Financing, of their intention, subject to completion of their due diligence and negotiation and acceptance of final documentation, to participate in the Proposed Financing. If the gross proceeds raised in the first Proposed Financing during the RFR Period is less than $25,000,000, this Section 6.8.2 shall apply to each Proposed Financing until that financing which brings the total gross proceeds raised during the RFR Period to $25,000,000.

6.8.3     With respect to any Proposed Financing during the RFR Period subsequent to the last financing to which Section 6.8.2 applies, the Investors shall have the right to participate in the Proposed Financing on the same terms as other investors in the Proposed Financing, to the extent of the greater of (i) $5,000,000 or (ii) that percentage of the total purchase price of the securities issued in the Proposed Financing which would result in the Investors, as a group, owing the same percentage interest in the Company after the transaction as they owned prior to the transaction. Percentage ownership shall be determined in a manner consistent with Rule 13(d) of the Exchange Act.

6.8.4     If the Investors elect to purchase securities in a Proposed Financing, they shall fund their purchase contemporaneously with the other investors and on the same terms and conditions as the other investors. The Investors may exercise this right in proportion to their respective purchases pursuant to this Agreement or in such other ratio as they may, among themselves, determine.

6.8.5     In the event that the Investors do not exercise their right of participation the time limits set forth in Section 6.8.2 or Section 6.8.3 of this Agreement, the Company may sell the securities in the Proposed Financing at a price and on terms which are no more favorable to the purchasers than the terms provided to the Investors. If the Company subsequently changes the price or terms so that the price is more favorable to the purchasers or the terms are more favorable to the investors, the Company shall provide the Investors with the opportunity to purchase the securities on the revised terms in the manner set forth in this Section 6.8.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

6.9     Price Adjustment. From the Closing Date until the Restriction Termination Date, except for Exempt Issuances, as to which this Section 6.9 does not apply, if the Company closes on the sale or issuance of Common Stock at a price, or Convertible Securities at an exercise or conversion price per share which is less than the Conversion Price, as defined in the Debentures, then in effect (such lower sales price, conversion or exercise price, as the case may be, being referred to as the “Lower Price”), the Conversion Price in effect from and after the date of such transaction shall be reduced to the Lower Price. For purpose of determining the exercise price of warrants issued by the Company, the price, if any, paid per share for the warrants shall be added to the exercise price of the warrants. A similar provision shall be included in the Warrants, and the number of shares issuable upon exercise of the Warrants shall be adjusted to reflect the reduced exercise price.

6.10     Deliveries from Escrow Based on Net Income Per Share.

6.10.1 At the Closing, pursuant to the Closing Escrow Agreement, the Company’s principal stockholder shall deliver to the Escrow Agent 20,000,000 shares of Common Stock, accompanied by a stock power executed in blank with signature medallion guaranteed which shall be replaced by shares issued by the Company in the name of the escrow agent. In the event the Company’s consolidated Net Income Per Share for the year ended June 30, 2008 is less than $0.038, the Escrow Agent shall deliver the 20,000,000 shares to the Investors in proportion to their respective percentages of the Purchase Price.

6.10.2 The Company shall provide the Investors with a detailed schedule setting forth its computation of Net Income and Net Income Per Share. In the event that the parties shall fail to agree as to the computation of Net Income or Net Income Per Share and such failure cannot be resolved by negotiations between the Company and the Investors, either party shall have the right to submit the dispute to binding arbitration before an accounting firm which is a member of the PCAOB and which has an office in New York City. The arbitrator shall make a determination only as to the matters which are in dispute. The arbitrator shall be selected in accordance with the rules then obtaining of the American Arbitration Association in New York City. The Company and the Investors shall provide the arbitrator with information and support as to those items as to which they disagree. The decision of the arbitrator shall be final, binding and conclusive on the Company and the Investors, it being understood that the arbitrator shall have no authority to amend any provision of this Agreement. The arbitrator shall, upon making its determination, instruct the Escrow Agent as to the delivery of the shares held in escrow pursuant to Section 6.10.1.

6.11     Restrictions on Insider Selling. No Restricted Stockholders may sell any shares of Common Stock in the public market prior to the earlier of one year from the Closing Date or the Restriction Termination Date. Restricted Stockholders shall mean any Person who is an officer, director or Affiliate of the Company or who becomes an officer or director of the Company subsequent to the Closing Date. Without limiting the generality of the foregoing, the Restricted Stockholders shall not to directly or indirectly offer to sell, grant an option for the purchase or sale of, transfer, pledge assign, hypothecate, distribute or otherwise encumber or dispose of any securities in the Company in a transaction which is not in the public market unless the transferee agrees to be bound by the provisions of this Section 6.11. The Company shall require any newly elected officer or director to agree to the restriction set forth in this Section 6.11. The restrictions in this Section 6.11 shall not apply to shares issued pursuant to a stock option or long-term incentive plans which may be approved by the Compensation Committee provided that such committee is comprised of a majority of independent directors.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

6.12     No Outside Interests. Until the Restriction Termination Date the Company’s chairman and chief executive officer will devote their full time and attention to the business of the Company and shall not have any business interests or activities other than as chairman or chief executive officer, as the case may be, except that he or she may devote time, which shall not be material and which shall not interfere with his or her duties as the Company’s chairman and chief executive officer, as the case may be, to personal passive investments and charitable and community activities. Furthermore, none of the Related Companies’ Stockholders shall have any interests or engage in any business which is directly or indirectly competitive with that of the Company or any Related Company until the Restriction Termination Date.

6.13     Payment of Due Diligence Expenses. At Closing the Escrow Agent shall disperse to Pope the sum of $20,000 for its legal and other expenses relating to the transactions contemplated by this Agreement.

6.14     Compensation. The Company has previously provided the Investors with a schedule of present and proposed management compensation for the Company, its Subsidiaries and the Related Companies. Until one year from the effective date of the first registration statement filed pursuant to the Registration Rights Agreement or the Restriction Termination Date, the Company will not make, and will use its commercially reasonable best efforts to ensure that no Subsidiary or any Related Company make, any material changes in its executive compensation program or grant any loans or other extensions of credit to the executives of the Company, any Subsidiary or any Related Company without the prior consent of Pope; provided, however that nothing in this Section 6.14 shall be construed to authorize any loan, extension of credit or other transaction which is prohibited under applicable law.

6.15     Rights of Access and Information.

6.15.1 Until the Restriction Termination Date or such earlier date as Pope no longer owned Debentures in the principal amount of $1,500,000, the Company will concurrently furnish to Pope all material information provided generally to all shareholders (including but not limited to financial statements, details of material contracts, and acquisitions or disposals of material assets and public filings with the trading market on which any of the Company’s capital stock is traded and the relevant regulatory authorities, but excluding material that is filed with the SEC and included in the SEC’s EDGAR system). The Company will use its commercially reasonable efforts to provide Pope with access to the books and records of the Company during normal business hours and on reasonable notice, provided that access to communications between the Company and its subsidiaries with its attorneys need not be provided. The Company will also provide Pope with notice of meetings of the Company’s board of directors and will permit a representative of Pope to attend meetings.

6.15.2 Information, financial statements and other documents provided to Pope or developed pursuant to Section 6.15.1 of this Agreement shall constitute the Company’s Confidential Information for the purposes of this Agreement. Pope agrees that it will keep confidential and will not disclose, divulge, or use for any purpose any Confidential Information obtained from the Company pursuant to the terms of this letter, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Agreement by Pope), (b) is or has been independently developed or conceived by Pope without use of the Company’s confidential information, or (c) is or has been made known or disclosed to Pope by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that Pope may disclose confidential information to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company. Pope understands that this confidential information constitutes material non-public information and Pope will not engage in any transactions in the Company’s securities while in possession of material non-public information (other than any transactions between Pope and the Company). The confidentiality obligations in this Section 6.15.2 will survive any termination of Pope’s rights pursuant to this Section 6.15.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

6.15.3 In the event that any Confidential Information is required to be produced by Pope pursuant to legal process or by request from an administrative agency, Pope shall give the Company notice of such legal process within a reasonable time, but not later than ten (10) business days prior to the date such disclosure is to be made, unless Pope has received less notice, in which event Pope shall notify the Company as promptly as practicable.  The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company’s cost and expense) in a timely manner so that Pope is not subject to penalties for failure to make such disclosure, Pope shall not make any disclosure until there has been a court or administrative determination on the Company’s objections.  If disclosure is required by a court or administrative order, final beyond right of review, or if the Company does not object to the disclosure, Pope shall make disclosure only to the extent that, in the opinion of Pope’s counsel, disclosure is unequivocally required by the court or administrative order, and Pope will exercise reasonable efforts at the Company’s expense, to obtain reliable assurance that confidential treatment will be accorded the Confidential Information; Provided, however, that Pope shall not be required to give any notice which would be in violation of court order, administrative ruling or law.

Article 7

COVENANTS OF THE INVESTOR

Each Investor, severally and not jointly, covenants and agrees with the Company as follows:

7.1     Compliance with Law. Each Investor’s trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed.

7.2     Transfer Restrictions. The Investors acknowledge that (a) the Debentures, Warrants and Shares underlying the Debentures and Warrants have not been registered under the provisions of the Securities Act, and may not be transferred unless (i) subsequently registered thereunder or (ii) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Debentures, Warrants and Shares underlying the Notes and Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (b) any sale of the Shares underlying the Debentures and Warrants made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

7.3     Restrictive Legend. Each Investor acknowledges and agrees that the Securities and the Shares shall bear a restrictive legend and a stop-transfer order may be placed against transfer of any such Securities except that the requirement for a restrictive legend shall not apply to Shares sold pursuant to a current and effective registration statement or a sale pursuant Rule 144 or any successor rule.

Article 8

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions in addition to the deliveries required by Section 3.3 of this Agreement:

8.1     No Termination. This Agreement shall not have been terminated pursuant to Article 10 hereof.

8.2     Representations True and Correct. The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3     Compliance with Covenants. The Investors shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4     No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

Article 9

CONDITIONS PRECEDENT TO INVESTORS’ OBLIGATIONS

The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions in addition to the deliveries required by Section 3.2 of this Agreement:

9.1     No Termination. This Agreement shall not have been terminated pursuant to Article 10 hereof.

9.2     Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

9.3     Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4     No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

Article 10

TERMINATION, AMENDMENT AND WAIVER

10.1     Termination. This Agreement may be terminated at any time prior to the Closing Date

10.1.1 by mutual written consent of the Investor and the Company;

10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of any Investor set forth in this Agreement, or any Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article 8 or Article 9 hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2     Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or any Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided, that, in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party, up to a maximum of $50,000.

10.3     Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto; provided, however any amendment subsequent to the Closing Date shall require the signature of the Company and Investors that purchased a majority of the principal amount of Debentures issued pursuant to this Agreement. With respect to this Section 10.3 and Section 10.4 of this Agreement, if Investors that purchased a majority of the principal amount of Debentures issued pursuant to this Agreement do not, at the time of the amendment or waiver, own any Securities, then such amendment or waiver shall require the approval of Investors who hold of a majority of the shares of Common Stock issued or issuable upon conversion of the Debentures and exercise of the Warrants.

10.4     Waiver. At any time on or prior to the Closing Date, the Company or the Investors, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. At any time after the Closing Date, any waiver of any covenant or other provision of this Agreement shall require the approval of Investors that purchased a majority of the principal amount of Debentures issued pursuant to this Agreement and such waiver shall be deemed to be a waiver by the Investors. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby or, in the case of a waiver subsequent to the Closing Date, by Investors that purchased a majority of the principal amount of Debentures issued pursuant to this Agreement.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

Article 11

GENERAL PROVISIONS

11.1     Transaction Costs Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Pope such due diligence expenses as described in Section 6.13.

11.2     Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by the Investors or failure by the Investors to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investors (following the Closing Date) harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of the failure of the Company to issue the Debentures and Warrants in violation of the provisions of this Agreement, the Investors, as their sole remedy, shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by the Investors shall be limited to $50,000.00. This Section 11.2 shall not relate to indemnification under the Registration Rights Agreement.

11.3     Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4     Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

11.5     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Middle Section, Longmao Street, Area A
Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai
Shandong Province
People’s Republic of China 710075
Attention: Mr. Cao Wubo
E-mail:
Fax:

And

Elsa Sung, Chief Financial Officer
CFO Oncall, Inc.
1643 Royal Grove Way
Weston, FL 33327
E-mail: else@cfooncall.com
Fax: (954) 337-2204

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attention: Asher S. Levitsky PC
E-mail: alevitsky@srff.com
Fax: (212) 930-9725

If to Pope:

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

Pope Investment, LLC
5100 Poplar Avenue
Suite 805
Memphis, Tennessee 38137
fax: (901) 763-4229
Attn: Mr. Casey McCandless
E-mail: caseymccandless@popeasset.com

With a copy to:

Wells, Moore, Simmons & Hubbard, PLLC
Highland Bluff North, Suite 200
4450 Old Canton Road
Jackson, Mississippi 39211
Telephone: (601) 354-5400
Facsimile: (601) 355-5850
Attention: R. Nash Neyland, Esq.
E-mail: neyland@wellsmoore.com

If to the other Investors, at their addresses set forth on Appendix A.

11.6     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7     Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8     Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation. In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

11.9     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10     Jurisdiction; Waiver of Jury Trial. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the federal and state courts situated in the City of Memphis, Shelby County and State of Tennessee. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court if such party prevails on substantially all issues in dispute.

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

11.11     Preparation and Filing of Securities and Exchange Commission filings. The Investors shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12     Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13     Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14     Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15     Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[Signatures on following page]

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

By:	/s/ Cao Wubo
Cao Wubo, CEO

INVESTORS:

POPE INVESTMENTS, LLC
By: Pope Asset Management, LLC, Manager

By:	/s/ William P. Wells
Cao Wubo, CEO

Name: William P. Wells
Title: President

SECURITIES PURCHASE AGREEMENT BETWEEN
GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND POPE INVESTMENTS, LLC

Schedule A
Name and Address	Amount of Investment	Principal Amount of Debentures	Number of Shares Underlying Warrants
Pope Investments, LLC 5100 Poplar Avenue Suite 805 Memphis, Tennessee 38137	$5,000,000	$5,000,000	10,000,000

Total	$5,000,000	$5,000,000	10,000,000